UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2006

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2006, the Compensation Committee (the "Committee") of the board of directors (the "Board") of Symbol Technologies, Inc. (the "Company") approved an amendment to the employment agreement of Salvatore Iannuzzi, the Company's President and Chief Executive Officer, previously filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on February 1, 2006 (the "Agreement"). The First Amendment to Employee Agreement, effective as of March 20, 2006 (the "Amendment"), amends the Agreement to provide that to the extent that any bonus payment is earned pursuant to Section 5(b) of the Agreement, such payment would be made in common stock of the Company, in lieu of cash, provided that on the date of payment, the common stock of the Company remains registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended. The Amendment also provides that during the term of Mr. Iannuzzi's employment with the Company, if there is a change in control (as defined in the Agreement) of the Company prior to the payment of any bonus earned pursuant to Section 5(b) of the Agreement, including a transaction whereby the shareholders of the Company do not constitute more than fifty percent (50%) of the shareholders of (A) the Company following such a transaction or (B) the entity resulting from such a transaction, then Mr. Iannuzzi's bonus payment, if any, would be paid in cash. The foregoing summary is qualified in its entirety by the full terms of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 20, 2006, Edward R. Kozel notified the Board that as a result of his new professional commitments as President and Chief Executive Officer of CRight, Inc., he has decided not to stand for re-election to the Board at the Company's 2006 Annual Meeting on May 1, 2006. Mr. Kozel will remain a member of the Board until his current term expires at the Company's 2006 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Document Description

10.1 First Amendment to Employment Agreement, effective as of March 20, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

March 22, 2006	By:	Timothy T. Yates

Name: Timothy T. Yates
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, effective as of March 20, 2006